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EXHIBIT 23.1(B)


INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement on Form S-3 of our report dated April 10, 1998 on our audit of the financial statements of MetroGolf Incorporated and subsidiaries as at December 31, 1997 and for the year then ended. We also consent to the reference to our firm under the caption "Experts".


/s/ Richard A. Eisner & Company, LLP

New York, New York
May 21, 1998